                                                                  Exhibit 10.7.4

                               AGREEMENT, Phase 4

This Agreement is entered into effective as of the 1st day of October, 2006, by and between GT Solar Incorporated, located at 243 Daniel Webster Highway, Merrimack, NH 03054 USA ("GT Solar" or "GT") and Jiangxi LDK Solar Hi-Tech Co., Ltd. at Xinyu Hi-Tech Development Zone, Xinyu City, Jiangxi, China ("Customer").

WHEREAS, Customer wishes to buy and GT Solar wishes to sell certain solar wafer fabrication equipment and/or technologies more particularly defined herein below and in the attached EXHIBITS A and B ("Equipment") and;

WHEREAS, Customer wishes to install the Equipment in Xinyu, Jiangxi, China;

WHEREAS, the parties wish to enter into this Agreement to more particularly define the terms and conditions of the purchase and sale of such Equipment.

NOW, THEREFORE, for good and valuable considerations the parties agree as follows:

1. EQUIPMENT. GT Solar shall sell and Customer shall purchase one hundred (100) GT-DSS450 furnaces, more particularly described in EXHIBITS A and B attached hereto and incorporated herein by reference. GT Solar warrants and represents that, upon Shipment to Customer pursuant to Article 4, title to the Equipment will be free and clear and without any liens or encumbrances except as provided in Article 9 of this Agreement.

2. PURCHASE PRICE; PAYMENT TERMS. The purchase price for the Equipment and related services ("Purchase Price") shall be Sixty Four Million Three Hundred Fifty Thousand U.S. Dollars ($64,350,000 USD).

2.1. Customer shall pay a deposit ("Deposit") equal to twenty percent (20%) of the total Purchase Price by wire transfer to GT Solar's bank account in six (6) monthly installments of Two Million One Hundred Forty-five Thousand (US$2,145,000) US Dollars each beginning November 15, 2006 and ending April 15, 2007 as more fully set forth in Exhibit C.

2.2. Fourteen (14) days before each Deposit installment payment, GT Solar will open a standby letter of credit in the amount of such Deposit installment in favor of Customer against GT Solar's failure to deliver the Equipment pursuant to the terms of this Agreement.

2.3. In accordance with the schedule set forth in Exhibit C, Customer will establish in favor of GT Solar irrevocable letters of credit equal to seventy percent (70%) of the Purchase Price allocable to each Shipment, which letters of credit shall specify that they are payable to GT upon GT's presentation of shipping documents.

2.4. Ten percent (10%) of the Purchase Price allocable to a given Shipment will be paid by Customer to GT Solar by wire transfer within 30 days after the date of Acceptance of the items of Equipment included with such Shipment, but not later than 90 days after Shipment.

3. COMMENCEMENT DATE. The "Commencement Date" will be the date GT Solar receives the initial Deposit installment payment.

4. SHIPMENT AND SHIPMENT TERMS. Shipments shall be made pursuant to the schedule set forth in Exhibit D. Transfer of title and risk of loss for each item of Equipment shall occur upon each such delivery of such Equipment to Customer ex works (Incoterms 2000) Woburn, Massachusetts ("Shipment").

5. CONTRACT SERVICES. Within sixty (60) days of the Commencement Date, GT Solar shall provide Customer a list of facilities and any other requirements such as power, water and space for installation and operation of the Equipment. GT Solar shall also, as part of the Purchase Price, provide supervision for the unpacking, installation, start up and acceptance of the Equipment. Customer shall provide all local labor and support for commissioning and start up of the Equipment.

Customer shall pay the cost of all the room, board and local transportation of GT Solar's representatives during the period of the performance of such services.

6. CONTRACT TERM. The Term of this Agreement shall commence upon the execution and delivery of this Agreement and shall terminate upon the acceptance of the Equipment by Customer as set forth in Exhibit B ("Acceptance"). The warranty, indemnification and non-solicitation provisions set forth in Articles 9, 10, 15 and 30 shall survive acceptance of the equipment.

7. EQUIPMENT INSPECTION. Customer shall not be entitled to inspect Equipment prior to Shipment.

8. CUSTOMER RESPONSIBILITIES. It will be Customer's responsibility to provide the facilities and prepare the production site for installation of the Equipment one (1) month prior to each shipment. Facilities preparation shall include, but is not limited to, the provision for appropriate electrical power, compressed air, cooling water circulation systems, gas circulation systems, exhaust, back-up cooling water systems, back-up power systems, and such other specifications as GT shall provide (including pursuant to Article 5), all subject to compliance with applicable law. Any delays on the part of Customer in preparation of the building, facilities or personnel shall not affect the obligations of Customer to pay for items of Equipment that GT makes available for Shipment as set forth in this Agreement. Additionally, GT may in its sole discretion extend the performance of any of its obligations under this Agreement by an amount of time equal to any such delay by Customer in the scheduled preparation of Customer's building, facilities and/or personnel.

Customer will also be solely responsible for furnishing the personnel necessary for the proper installation of the Equipment at the Customer site, operational training during start up and other recommended periods, and acceptance of the Equipment. A list of certain Customer supplied items is attached as EXHIBIT E.

9. SECURITY INTEREST. GT Solar reserves, and Customer hereby grants GT Solar, a continuing security interest in Equipment, together with all additions, improvements and accessories thereto made or supplied by GT Solar at any time, and all proceeds of the foregoing, to secure payment of the Purchase Price to GT Solar. Until receipt of final payment, Customer agrees that GT Solar shall have the right to file or record a financing statement pursuant to applicable law to evidence GT Solar's security interest in the Equipment and Customer will execute such financing statements and other documents as GT Solar shall request to perfect such interest. Customer agrees that, in the event of its failure to make any payment required pursuant to this Agreement, it will make all Equipment available to GT Solar upon demand and will pay all reasonable costs of GT Solar in connection with the collection of any amounts due or other enforcement of GT Solar's rights.

10. WARRANTY. For the earlier of (i) 15 months from the date of shipment to Customer or (ii) one year from Acceptance of each item of Equipment, GT Solar warrants that all electrical and mechanical parts shall be free from defects in workmanship and materials and shall conform to GT Solar's specifications as set forth in Exhibit B. If any such parts are defective during the warranty period or, upon shipment the item of Equipment fails to meet the specifications set forth in this Agreement, Customer shall inform GT Solar and GT Solar shall either repair or replace any such items determined by GT Solar to be defective. GT Solar's liability shall be limited to the cost of repairing and replacing such defective items when shipped to GT Solar, freight prepaid, by Customer. The repaired or replaced parts shall be shipped to Customer by GT Solar freight prepaid.

THE FOREGOING WARRANTY SPECIFICALLY EXCLUDES THE RESULTS OF NORMAL WEAR AND TEAR AND ANY COSTS ASSOCIATED WITH CUSTOMER'S LABOR, EQUIPMENT DOWNTIME, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ACTS OF GOD, OR LOSS OF PRODUCTION. A PURCHASE ORDER FROM THE CUSTOMER IS REQUIRED TO INITIATE ANY WARRANTY ACTION PENDING APPROVAL BY GT SOLAR OF THE CLAIM.

In the event that Customer has purchased Equipment from GT Solar that has been manufactured by another manufacturer, GT Solar hereby agrees to pass through, to the extent practical to do so, to Customer any and all longer warranties made by such manufacturer.

This warranty does not extend to any items of Equipment that fails to meet the above warranty terms due to any uses other than for the purpose for which it is designed and supplied by GT Solar, or by reason of improper installation or operation by Customer or that has been subject to misuse, neglect or accident or that has been repaired or materially altered other than by GT Solar.

     THE WARRANTY SET FORTH HEREIN IS THE EXCLUSIVE WARRANTY AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE. THE REMEDIES PROVIDED HEREIN

     ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES WHETHER THE CLAIMS BY CUSTOMER ARE BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

11. INTELLECTUAL PROPERTY INDEMNIFICATION. GT Solar shall indemnify and hold harmless Customer against any claim by any third party that the Equipment, when used for the purpose for which it is designed and pursuant to GT Solar's specifications, violates or infringes the patent, copyright, trademark, trade secret or other proprietary rights of such third party. Indemnification pursuant to this Article 11 shall be subject to the procedures set forth in
Article 16.

Notwithstanding the foregoing, GT Solar shall have no obligation with respect to claims of infringement based upon the use of the Equipment, individually or in combination with other equipment supplied by GT Solar or others, if the Equipment is used for any process other than that for which it was designed and supplied by GT Solar. Further, GT Solar shall have no obligation with respect to claims of infringement in the event that the Equipment is manufactured or designed or operated in accordance with a design, drawings or process not furnished by GT Solar.

In the event of infringement or suspected infringement of any third party's proprietary rights based upon the use of the Equipment, GT may, at its cost, undertake requisite steps to avoid infringement of such third party's proprietary rights (including, for example, obtaining a license from the relevant party and/or modifying the Equipment or replacing it with non-infringing equipment).

The foregoing states the entire liability of GT Solar for any loss, liability, or damage whatsoever to or sustained by Customer arising out of the infringement by the Equipment of the proprietary rights of third parties.

12. CUSTOMER TERMINATION. Customer may terminate this Agreement (other than for default pursuant to Article 13 below) at any time by providing written notice of such termination to GT Solar at least thirty (30) days in advance of the proposed termination date. If Customer terminates this Agreement or any portion hereof within thirty (30) days following the Commencement Date, GT Solar shall retain all payments due or received up to the date of the proposed termination. In the event that Customer terminates this Agreement between thirty-one (31) and sixty (60) days after the Commencement Date, Customer shall pay to GT Solar sixty percent (60%) of the Purchase Price. If the Agreement is terminated by Customer at any time after sixty-one (61) days following the Commencement Date, Customer shall pay to GT Solar the entire amount of the Purchase Price.

13. DEFAULT.

A. Either party may terminate this Agreement upon written notice to the other party upon the failure of the other party to perform any material term, condition or covenant of this Agreement, which failure has not been corrected within thirty (30) days of the date of written notice of such failure given by the other party. GT may terminate this Agreement upon written notice to Customer upon the failure of Customer to make a payment when due. In the event that one of the parties becomes insolvent or the subject of any bankruptcy proceeding that is not dissolved within sixty (60) days, the other party may terminate this Agreement upon written notice to the party that is insolvent or subject to the bankruptcy proceeding.

B. In the event of termination of this Agreement by GT Solar pursuant to the terms of this Article 13, in addition to any other remedies it may have at law or in equity, GT Solar may recover any and all monies which may be due pursuant to Article 2 or any other provision of this Agreement and repossess any items of Equipment sold hereunder for which it has not been paid in full. In the event of termination by Customer pursuant to the terms of this Article 13, Customer shall have the right to terminate the order and recover any monies previously paid by it to GT Solar for items of Equipment that have not been shipped to Customer.

14. FORCE MAJEURE. GT Solar and Customer shall not be held responsible for any delay or failure hereunder caused by fires, strikes, embargoes, government requirements, civil or military authorities, acts of God or of the public enemy or, if not within their reasonable control, by acts or omissions of subcontractors, failure of transport, failure of communications, failure of power supply or any other causes beyond their reasonable control, provided, however, that this Article 14 shall not relieve a party of its obligation to pay hereunder.

15. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES WILL GT SOLAR BE LIABLE TO CUSTOMER, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE), UNDER ANY WARRANTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE, OR LOSS OF PROFITS OR REVENUES, RESULTING FROM
OR ARISING OUT OF OR IN CONNECTION WITH GT SOLAR'S PERFORMANCE UNDER, OR BREACH OF, THIS AGREEMENT OR THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR OR USE OF ANY ITEMS OF EQUIPMENT COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT. THE REMEDIES EXPRESSLY PROVIDED HEREIN ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES, WHETHER CLAIMS ARE BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE. TO THE EXTENT PERMITTED BY LAW, IN NO EVENT SHALL GT'S LIABILITY IN CONNECTION WITH THIS AGREEMENT EXCEED THE PURCHASE PRICE PAID BY CUSTOMER FOR THE EQUIPMENT. NOTHING IN THIS AGREEMENT SHALL LIMIT OR EXCLUDE THE LIABILITY OF EITHER PARTY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE OR FOR FRAUDULENT MISREPRESENTATION.

16. INDEMNIFICATION. Each party agrees to defend, indemnify and hold harmless the other party from and against any third party claims arising out of the negligence or willful misconduct of the indemnifying party or any material breach by the indemnifying party of any of its obligations under this Agreement. Each party's duty to defend and indemnify the other is conditional upon timely notice by the other party of any claim for which indemnification is sought and control by the indemnifying party of the litigation or settlement of any indemnified claim.

17. LICENSED PROGRAMS. Computer software or other technology or know-how that, in GT Solar's judgment, are required for the operation of the Equipment shall be provided by GT Solar to Customer subject to such license terms as GT Solar shall reasonably require.

In the event Customer sells, transfers or otherwise assigns its rights or interests in the Equipment to any third party, except a parent or subsidiary company of Customer, it is expressly understood that Customer does not have the right to transfer licensed programs or assign the license or any rights Customer may have regarding the use or possession of such licensed programs to such third party without GT Solar's prior written consent and any attempted transfer or assignment shall be void and of no force and effect.

18. GOVERNING LAW. This Agreement and any related order shall be governed and interpreted, construed, and enforced in accordance with the laws of England, notwithstanding the choice of law rules of any jurisdiction, and the Convention for the International Sale of Goods to the contrary notwithstanding, which Convention shall not apply and which is hereby expressly disclaimed.

19. ASSIGNMENT. Neither party shall delegate any duties or assign any rights or claims under this Agreement, other than to a parent or subsidiary company, and in the case of Customer, to a parent or subsidiary located in the PRC, without the other party's prior written consent, which consent shall not be unreasonably withheld, and any such attempt at delegation or assignment shall be void.

20. FURTHER ASSURANCES. At any time, and from time to time after the Commencement Date, each party will execute such additional instruments and take such additional actions as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

21. WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may only be waived in writing by the party to whom such compliance is owed.

22. ARBITRATION. Any disputes that cannot be amicably resolved by the parties shall be submitted to binding arbitration for resolution. The arbitration shall be conducted before a panel of three (3) arbitrators in New Hampshire under the rules of the American Arbitration Association. Each party shall select one arbitrator and the two so chosen shall select the third, who shall act as chairperson. If a party shall fail to appoint an arbitrator within twenty (20) days after receiving written notice of the arbitration and the name of the arbitrator selected by the party initiating the arbitration, the initiating party may request that the American Arbitration Association appoint the second arbitrator, and if the two arbitrators so selected fail to select a third arbitrator within twenty (20) days after the appointment of the second arbitrator, either arbitrator may request that the American Arbitration Association select the third arbitrator. The decision of the majority of the arbitrators shall be final and binding on the parties with respect to all matters referred to the arbitration panel for decision and may be enforced in an appropriate court in any competent jurisdiction. The arbitrators shall not have the authority to award punitive or special damages. In the absence of a contrary ruling by the arbitrators, each party shall pay its own costs and fees in connection with the arbitration.

23. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if (i) delivered in person, (ii) sent by prepaid first class registered or certified mail, return receipt requested, or
(iii) by delivery to the other party by recognized courier to the following addresses:

To GT Solar:               GT Solar Incorporated
                           243 Daniel Webster Highway
                           Merrimack, NH 03054 USA
                           Attn: President
                           cc: General Counsel
                           Tel: (603) 883-5200
                           Fax: (603) 598-0444

To Customer:               Jiangxi LDK Solar Hi-Tech Co., Ltd.
                           Xinyu Hi-Tech Development Zone,
                           Xinyu City, Jiangxi, China
                           Attn: ____________________
                           Tel : + __________________
                           Fax : + __________________

24. EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated shall be paid by the party incurring such costs and expenses.

25. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

26. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their successors and permitted assigns.

28. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties with respect to the subject matter hereof. There are no oral or written promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. This Agreement supersedes all prior agreements, written or oral, including any memorandum of understanding between the parties.

29. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of this Agreement shall remain in full force and effect.


30. CONFIDENTIALITY AND NON-SOLICITATION. Except as expressly authorized herein, neither party will, directly or indirectly, disclose or use for its own purposes any proprietary confidential information of the other party ("Confidential Information"), except that such prohibition shall not apply to information that is or becomes publicly available other than by breach by a party of its obligations hereunder. In no event shall the party receiving Confidential Information reverse engineer, decompile or otherwise attempt to discover or reproduce any technology or other intellectual property or trade secrets included in the Confidential Information supplied by the other party.

During the term of this Agreement and for a period of three (3) years thereafter, neither party will hire, directly or indirectly, any employee, officer, contractor or consultant of the other party.

31. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will give rights to any third parties and the provisions of the Contract (Third Party Rights) Act are specifically excluded.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized agents as of the day and year first above written.

Executed as of the date first written above.

For:  Jiangxi LDK Solar Hi-Tech Co., Ltd.       For:  GT Solar Incorporated
      Xinyu Hi-Tech Development Zone                  243 Daniel Webster Highway
      Xinyu City, Jiangxi, China                      Merrimack, NH 03054 USA

/s/ Xiaofeng Peng                               /s/ Thomas M. Zarrella
-----------------------------                   --------------------------
Light DK Peng                                   Thomas M. Zarrella 10/10/06

                                                /s/ Kedar P. Gupta
                                                --------------------------
                                                Kedar P. Gupta 10/10/06

                                                /s/ Howard Smith
                                                --------------------------
                                                Howard Smith 10/10/06

                                   EXHIBIT A

                                   EQUIPMENT

----------------------------------------------------------------------------------------------------
                   EQUIPMENT (units)                        Unit Price                Total
----------------------------------------------------------------------------------------------------
GT-DSS 450 furnace (100)                                        $[*]              $64,350,000
(exclude mezzanines)
----------------------------------------------------------------------------------------------------


* Confidential Treatment Requested. The redacted material has been separately filed with the Securities and Exchange Commission.

                                   EXHIBIT B
                                   ---------


                            EQUIPMENT SPECIFICATIONS
                                      AND
                   ACCEPTANCE TESTING PROCEDURES AND CRITERIA

                               GT-DSS450 FURNACES



     I.   EQUIPMENT SPECIFICATIONS:
          -------------------------

Ingot Size:         nominal 846 x 846 mm
Ingot Weight:       375 kg to 450 kg
(The ingot weight above requires the feedstock material to have a size distribution to allow sufficient packing density to fit into the crucible.)

Ingot Conductivity type:           p-type (boron)
Ingot Crystal Characteristic:      multi-crystalline
Ingot Resistivity:                 0.5 - 2.0 ohm-cm
                                   (Typical average: 1.5 ohm-cm)

DSS Cycle Time:          < or = 60 hours (start to start)


     II.  ACCEPTANCE TESTING PROCEDURES AND CRITERIA
          ------------------------------------------

Within Thirty (30) days following installation of an item of Equipment at the Customer's facility, but not later than Ninety (90) days following Shipment of that item of Equipment to Customer, Customer will conduct the testing of such item of Equipment (which testing will be supervised by GT) to confirm that such item of Equipment meets the following acceptance criteria. The test shall be conducted using virgin solar grade silicon as the feedstock material and a Vesuvius crucible. The Customer will provide the argon gas, silicon feedstock, crucibles, dopant and crucible coating materials for the tests along with all other utilites and facilities normally required for operation of the Equipment.

Ingot Size:         nominal 846 x 846 mm
Ingot Weight:       375 kg to 450 kg
(The ingot weight above requires the feedstock material to have a size distribution to allow sufficient packing density to fit into the crucible.)

Ingot Conductivity type:           p-type (boron)
Ingot Crystal Characteristic:      multi-crystalline
Ingot Resistivity:                 0.5 - 2.0 ohm-cm
                                   (Typical average: 1.5 ohm-cm)

DSS Cycle Time:     < or = 60 hours (start to start)
DSS Testing:        grow 3 ingots per furnace with no visible cracks


Confidential                        Page 11                       Sept. 21, 2006

Upon confirmation that the acceptance criteria set forth above have been achieved, the Customer will execute and deliver to GT and Equipment Acceptance Certificate in the form attached as Exhibit B, page 2.

The Customer must provide the necessary facilities, materials and utilities for the acceptance testing of each item of Equipment. If, for reasons not wholly attributable to GT, acceptance testing is not completed by the earlier of Thirty (30) days following the installation of an item of Equipment or Ninety
90) days following Shipment of that item of Equipment, then the acceptance criteria will be deemed to have been met and the Customer shall execute and deliver to GT the Equipment Acceptance Certificate in the form attached as Exhibit B, page 2.


Confidential                        Page 12                       Sept. 21, 2006

                               EXHIBIT B (PAGE 2)
                               ------------------

                        Equipment Acceptance Certificate
                        --------------------------------


Customer:
--------------------------------------------------------------------------------

Contract No.:
--------------------------------------------------------------------------------

Sales Order No.:
--------------------------------------------------------------------------------

Machine Type:
--------------------------------------------------------------------------------

Machine Model:
--------------------------------------------------------------------------------

Serial No.:
--------------------------------------------------------------------------------

Service Engineer/GT Solar Representative:
--------------------------------------------------------------------------------


     This certifies that the item of Equipment referenced above has been tested by the Customer and meets all applicable acceptance criteria.

             Print Name:
                        ---------------------------------------------
     Customer Signature:
                        ---------------------------------------------

                      DATE:
                           -------------------------


Confidential                        Page 13                       Sept. 21, 2006

                                    EXHIBIT C

                                Payment Schedule

                  Deposit Installment Payment Schedule
-----------------------------------------------------------------------
Payment #                 Amount (US-$)                   Date Due
---------                 -------------               -----------------
    1                      $2,145,000                 November 15, 2006
    2                      $2,145,000                 December 15 2006
    3                      $2,145,000                 January 15, 2007
    4                      $2,145,000                 February 15, 2007
    5                      $2,145,000                 March 15, 2007
    6                      $2,145,000                 April 15, 2007

                      Letter of Credit Schedule
-----------------------------------------------------------------------
  L/C #                   Amount (US-$)                    Date Due
---------                 -------------               ------------------
    1                      $4,504,500                 March 15, 2007
    2                      $4,504,500                 April 15, 2007
    3                      $4,504,500                 May 15, 2007
    4                      $4,504,500                 June 15, 2007
    5                      $4,504,500                 July 15, 2007
    6                      $4,504,500                 August 15, 2007
    7                      $4,504,500                 September 15, 2007
    8                      $4,504,500                 October 15, 2007
    9                      $4,504,500                 November 15, 2007
   10                      $4,504,500                 December 15, 2007

                                    EXHIBIT D

                               SHIPMENT SCHEDULE

                  UNITS                             SHIPMENT DATE
                  -----                             -------------------
                   10                                May 31, 2007
                   10                                June 30, 2007
                   10                                July 31, 2007
                   10                                August 31, 2007
                   10                                September 30, 2007
                   10                                October 31, 2007
                   10                                November 30, 2007
                   10                                December 31, 2007
                   10                                January 31, 2008
                   10                                February 28, 2008

                                   EXHIBIT E

                        CERTAIN CUSTOMER SUPPLIED ITEMS

1.   Necessary water chillers with back-up systems

2.   Necessary water with back-up systems

3.   Clean, dry compressed air

4.   All plumbing and wiring to the machines

5.   Necessary power with back-up systems

6.   Materials handling equipment

7.   Shelves, storage cabinets, and workbenches

8. Other engineering and facility services needed-to be defined by GT Solar within 60 days of the Commencement Date.